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                                                                  EXHIBIT 5

                   [OPINION OF GIBSON, DUNN & CRUTCHER]

                               June 23, 1995

Value Health, Inc.

22 Waterville Road

Avon, Connecticut 06001

  Re: Proposed Offering of up to 13,387,413 Shares of Common Stock

Ladies and Gentlemen:

  We have examined the Registration Statement on Form S-4 (the "Registration Statement") filed by Value Health, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on June 26, 1995, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 13,387,413 shares of the Company's Common Stock, without par value (the "Shares"), to be issued by the Company in connection with the proposed merger whereby VHI Merger-Sub. Corp., a wholly-owned subsidiary of the Company, will merge with and into Diagnostek, Inc., a Delaware corporation ("Diagnostek"), causing Diagnostek to become a wholly-owned subsidiary of the Company.

  As your counsel, we have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for our opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

  Based upon the foregoing and in reliance thereon, and subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined and subject to receipt from the Commission of an order declaring the Registration Statement effective and compliance with applicable state securities laws, we are of the opinion that the Shares, when issued and delivered in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement and under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                          Very truly yours,

                                          GIBSON, DUNN & CRUTCHER